UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2021

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary Evee

On February 9, 2021, upon the recommendation of Aware’s Nominating and Corporate Governance Committee, Aware’s Board of Directors appointed Gary Evee as a Class I Director and to serve as a member of the Board’s Nominating and Corporate Governance Committee.

Mr. Evee is the founder and chief executive officer of Evee Consulting Group, a trusted technology and digital transformation advisory services partner that enables clients to confidently reduce risk by taking control of their security and accelerate business growth through digital transformation. He has over 25 years of information technology experience, most recently serving in IBM’s Cybersecurity Business Unit, where he led worldwide sales, business development and go market functions for IBM’s mobile and financial services cybersecurity solutions. Before this, he was the Executive chief of staff for the general manager of IBM Security. Over his 22-year career at IBM, Mr. Evee had established a proven leadership track record of managing and scaling, new enterprises globally. He has been a technology and cybersecurity advisor to a number of institutions of higher learning and was responsible for holding the very first Cybersecurity and Technology Diversity Conference in the Commonwealth of Massachusetts. He holds a B.A. in Political Science from Hampton University and is a current member of the board of trustees for a number of organizations including Dedham Savings Bank and Mass Insight.

Aware, Inc. 2021 Executive Bonus Plan

On February 9, 2021, the Compensation Committee of Aware, Inc. (the “Company”) approved the Aware, Inc. 2021 Executive Bonus Plan (the “Plan”) and established performance criteria and target bonuses thereunder.

Pursuant to the Plan, each of Robert A. Eckel, the Company’s Chief Executive Officer and President, Robert M. Mungovan, the Company’s Chief Commercial Officer, Mohamed Lazzouni, the Company’s Chief Technical Officer, and David B. Barcelo, the Company’s Chief Financial Officer (the “Participants”), will be eligible to receive bonuses based upon the achievement by the Company of certain financial goals and the achievement of certain operational goals by each Participant as determined by the Compensation Committee of the Company’s Board of Directors. Seventy (70) percent of the bonus will be paid for achieving certain Company financial goals and thirty (30) percent of the bonus will be paid for achieving certain operational goals.

Under the plan Robert Eckel will be eligible to receive a target bonus of $150,000; Robert Mungovan will be eligible to receive a target bonus of $137,500, Mohamed Lazzouni will be eligible to receive a target bonus of $137,500 and David Barcelo will be eligible to receive a target bonus of $100,000.

The financial goal is common for all Participants. The bonus for the financial goal is based upon the achievement of certain Company 2021 booking, revenue, and operating cash flow targets (“2021 Financial Goals”) determined by the Compensation Committee of the Company’s Board of Directors. The named executive officers will receive a 50% payout if 85% of the Financial Goals are met and 100% payout if the financial goals are met, calculated pro-rata in between. The amount of the bonus earned by a Participant will depend upon the Company’s actual 2021 bookings, revenue and operating cash flow, as compared to the 2021 Financial Goals. Robert Eckel, Mohamed Lazzouni and Dave Barcelo will have their potential Financial Goal target weighted as 50% Revenue, 25% Bookings and 25% Operating Cash Flow. Robert Mungovan will be weighted at 35% Revenue, 50% Bookings and 15 % Operating Cash Flow.

Operational Goals are specific to each Participant. When the Company’s Revenue Target performance does not achieve at least 85%, the individual performance objectives will be capped at a maximum payment of 75% of the individual performance objective bonus.

Robert Eckel (Operational goal bonus eligibility up to $45,000)

•	Build the organization reputation and recognition through active IR and PR and Board program (30%)

•	Build the organization infrastructure & processes to accelerate the business growth organically and through channel partners (35%)

•	Build the corporate development organization program to accelerate acquiring and expansion of the business transformation (35%)

Robert Mungovan (Operational goal bonus eligibility up to $41,250)

•	Build the US and ROW ABIS and BioSP Book of Business and successfully integrate AFIX Book of Business (60%)

•	Scale the Knomi and ABIS subscription business directly and through partners (30%)

•	Scale Aware SaaS and establish new accounts (10%)

Mohamed Lazzouni (Operational goal bonus eligibility up to $41,250)

•	Provide business scaling and preparation for Aware SaaS expansion and delivery commitment to the market directly or indirectly (25%)

•	Execute the technical side of the corporate development program to accelerate acquiring, expansion and ingesting (25%)

•	Deliver on Knomi, ABIS and BioSP engineering activities to support enhancements, features and services to the market per roadmap requirements and customers per delivery requirements (20%)

•	Drive research to secure our market position, recognition, reputation and presence (20%)

•	Scale the business agility to deliver faster while implementing processes for optimal resource allocation in program delivery of the technology platforms for large programs (10%)

David Barcelo (Operational goal bonus eligibility up to $30,000)

•	Improve scalability, efficiency, and effectiveness of management systems (40%)

•	Build and strengthen business cases to optimize sales and development efforts (30%)

•	Help drive corporate development and business transformation for SaaS (20%)

•	Ensure compliance and improve compliance policies (10%)

Bonus payouts, to the extent earned, will be paid approximately 45 days following the end of the 2021 fiscal year. All bonus payouts are subject to statutory deductions and are taxable at the time of payment. In the event that Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment by the Company terminates during 2021 by reason of total and permanent disability, or death, the terminated person will receive a pro-rated bonus. If Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment by the Company is terminated by the Company without cause, the Compensation Committee may, in its discretion, award the terminated person a pro-rata bonus. In the event that Mr. Eckel’s, Mr. Mungovan’s, Mr. Lazzouni’s or Mr. Barcelo’s employment terminates for any other reason, including resignation and discharge for cause prior to the bonus payout date, all rights to a bonus will be forfeited. All payouts from this bonus plan are subject to final approval by the Compensation Committee, which shall have the authority to change any amounts payable under the Plan.

The adoption and maintenance of the 2021 Executive Bonus Plan shall not be deemed a contract of employment. Nothing herein contained shall be deemed to give Mr. Eckel, Mr. Mungovan, Mr. Lazzouni or Mr. Barcelo the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge Mr. Eckel, Mr. Mungovan, Mr. Lazzouni or Mr. Barcelo at any time, nor shall it interfere with Mr. Eckel, Mr. Mungovan, Mr. Lazzouni or Mr. Barcelo’s right to terminate their employment at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: February 16, 2021	By:	/s/ David B. Barcelo
David B. Barcelo
Chief Financial Officer